UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (424) 208-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Renewal of Advisory Agreement
On January 18, 2024, Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”) renewed its advisory agreement with Pacific Oak Capital Advisors, LLC (the “Advisor”), effective as of November 1, 2023 (the “Advisory Agreement”). The Advisory Agreement is effective through November 1, 2024. The terms of the Advisory Agreement are consistent with those of the advisory agreement that was previously in effect, except that in the Advisory Agreement, the monthly asset management fee paid to the Advisor has been increased from one-twelfth of 0.75%, to one-twelfth of 1.0%, of the sum of the Cost of Real Estate Investments and the Cost of Loans and other Permitted Investments (excluding investments in Pacific Oak Residential Trust, Inc. (“PORT”) or made through PORT).
As defined in the Advisory Agreement, the “Cost of Real Estate Investments” means the sum of (i) with respect to properties wholly owned, directly or indirectly, by the Company, the amount actually paid or allocated to the purchase, development, construction or improvement of properties, inclusive of fees and expenses related thereto, plus the amount of any outstanding debt attributable to such properties and (ii) in the case of properties owned by any joint venture or partnership in which the Company or its operating partnership is, directly or indirectly, a partner, the portion of the amount actually paid or allocated to the purchase, development, construction or improvement of properties, inclusive of fees and expenses related thereto, plus the amount of any outstanding debt associated with such properties that is attributable to the Company’s investment in the joint venture or partnership. The “Cost of Loans and other Permitted Investments” means the sum of the cost of all loans and permitted investments held, directly or indirectly, by the Company, calculated each month on an ongoing basis, and calculated as follows for each investment: the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or permitted investment (inclusive of fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment) and (ii) the outstanding principal amount of such loan or permitted investment (plus the fees and expenses related to the acquisition or funding of such investment), as of the time of calculation. With respect to any loan or permitted investment held by the Company through a joint venture or partnership of which it is, directly or indirectly, a partner, such amount shall be the Company’s proportionate share thereof.
The Advisory Agreement is attached to this Form 8-K as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS
Mini-Tender Recommendation
On January 16, 2024, the Company approved recommending to its stockholders that they reject a mini-tender offer to be made by West 4 Capital, Limited Partnership for up to 775,000 shares of the Company’s common stock, which is approximately 0.7% of the outstanding shares. The Company’s response to the mini-tender offer is attached to this Form 8-K as Exhibit 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description
99.1	Advisory Agreement, by and between the Company and Pacific Oak Capital Advisors, LLC, effective as of November 1, 2023
99.2	Pacific Oak Strategic Opportunity REIT, Inc. Response to Mini-Tender Offer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: January 18, 2024	BY:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Treasurer and Secretary